                                                                    EXHIBIT 11.1


THE A CONSULTING TEAM, INC.
COMPUTATION OF PRO FORMA NET INCOME PER SHARE



WEIGHTED AVERAGE SHARES - YEAR ENDED
 DECEMBER 31, 1996 AND THREE MONTH ENDED
 MARCH 31, 1997                                                        3,550,000

ADDITIONAL SHARES REQUIRED TO BE SOLD TO
 PAY DIVIDEND TO STOCKHOLDER:
 ASSUMED IPO PRICE PER SHARE                                   $11.00
 UNDERWRITERS COMMISSION (7%)                                   $0.77
                                                               ------
 NET PROCEEDS PER SHARE                                        $10.23
 ADDITIONAL SHARES REQUIRED TO RAISE PROCEEDS
 OF $1,000,000 TO PAY DISTRIBUTION TO STOCKHOLDER                         97,752
                                                                       ---------

WEIGHTED AVERAGE SHARES - YEAR ENDED
 DECEMBER 31, 1996 AND THREE MONTHS ENDED
 MARCH 31, 1997                                                        3,647,752
                                                                       ---------